Exhibit 10.62

FAR EAST ENERGY CORPORATION

AMENDED AND RESTATED
NONQUALIFIED STOCK OPTION AGREEMENT

Far East Energy Corporation (the "Company") and Garry Ward ("Optionee") hereby agree to amend and restate the stock option agreement previously entered into between the Company and Optionee on February 1, 2004, a copy of which is attached hereto (the "Original Option Agreement").  This amendment and restatement is made solely with respect to those Options which vested after December 31, 2004 and the terms of the Original Option Agreement  shall remain in effect with respect to all Options that vested prior to January 1, 2005.

General Information

Name:	Garry Ward

Award Date:	February 1, 2004

FMV on the Award Date:	$2.37

Affected Options	300,000

Exercise Price for the Affected Options:	$2.37

Expiration Date:	February 1, 2014

FAR EAST ENERGY CORPORATION
AMENDED AND RESTATED
NONQUALIFIED STOCK OPTION AGREEMENT

THIS AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 27th day of December, 2007, by and between FAR EAST ENERGY CORPORATION, a Nevada corporation (the "Company"), and Garry Ward ("Optionee").

WHEREAS, the Company and the Optionee previously entered into a Stock Option Agreement (the "Original Option Agreement") dated as of February 1, 2004 setting forth the grant of options to purchase 400,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock") at an exercise price of per share of $2.00;

WHEREAS, the Company and Optionee acknowledge that 100,000 options vested on or before December 31, 2004, and that 300,000 options vested on or after January 1, 2005 (the "Affected Options");

WHEREAS, the terms of the 100,000 options that vested prior to December 31, 2004 shall remain unmodified and are governed in their entirety by the Original Option Agreement;

WHEREAS, the Optionee understands that the 300,000 options that vested after December 31, 2004 are discounted Options subject to Section 409A ("Section 409A") of the U.S. Internal Revenue Service Code of 1986, as amended (the "Code"), and that in order to avoid the adverse tax consequences thereunder the Affected Options must be brought into compliance with Section 409A;

WHEREAS, the Company and Optionee have elected to bring the Affected Options into compliance by repricing the per Share Exercise Price of all of the Affected Options to $2.37, which was the fair market value of a share of Common Stock on the date the Award was granted; and

WHEREAS, by executing this Agreement, the Company and Optionee desire to amend, replace and supersede the Original Option Agreement  with respect to the Affected Options.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.           Non-Qualified Stock Options to Purchase Shares.

(a)           Number of Affected Option Shares and Option Prices.  The Company granted the Affected Options to the Optionee under the Original Option Agreement as non-qualified stock options, to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Option Shares"), are subject to Section 409A of the Code and which have an exercise price of $2.37 per share ("Option Price").

(b)           Exercise Period.  The Affected Options shall be exercisable, in whole or in part, subject to the vesting schedule and other terms set forth in this Agreement, until February 1, 2014 (the "Exercise Period").

(c)           Vesting Schedule.  As of the date of this Agreement, the Affected Options are fully (100%) vested.

(d)           Original Option Agreement.  Optionee hereby (i) releases and surrenders to the Company 300,000 shares of 400,000 shares of Common Stock subject to the Original Option Agreement and (ii) acknowledges and agrees that the from and after the date hereof the Original Option Agreement shall represent an option to purchase, subject to the terms and conditions of the Original Option Agreement, 100,000 shares of Common Stock and that Optionee.  Except as provided in this Section 1(d), the terms and conditions of the Original Option Agreement shall remain in full force and effect.

2.           Manner of Exercise and Terms of Payment.  The Affected Options may be exercised in whole or in part, subject to the limitations set forth in this Agreement, upon delivery to the Company of timely written notice of exercise, accompanied by full payment of the Option Price of such Affected Option for the Option Shares with respect to which such Affected Option is exercised.  The Option Price may be paid by delivering a certified check or wire transfer of immediately available funds to the order of the Company.  The person entitled to the shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise.

3.           Rights as Stockholder.  Optionee or a permitted transferee of the Affected Options shall have no rights as a stockholder of the Company with respect to any shares of common stock subject to such Affected Option prior to his or her exercise of such Affected Option.

4.           Adjustment of Purchase Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of these Affected Options and the Option Prices for such Affected Options shall be subject to adjustment from time to time, as provided in Schedule A attached hereto.

5.           Investment Representation.  Optionee represents and warrants to the Company that Optionee is acquiring these Affected Options and the Option Shares for Optionee's own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the Securities Act of 1933, as amended ("1933 Act").  Optionee acknowledges that the effect of the representations and warranties is that the economic risk of any investment in the Affected Options and Option Shares must be borne by the Optionee for an indefinite period of time.  This representation and warranty shall be deemed to be a continuing representation and warranty and shall be in full force and effect upon such exercise of the Affected Options granted hereby.

6.           Exercisability.  The Affected Options shall be exercisable only by Optionee, subject to the terms herein, during his lifetime or by his assigns, heirs, executors or administrators, as the case may be. The Affected Options granted hereunder and the Option Shares underlying the Affected Options may only be assigned in compliance with Section 7 herein and applicable securities laws.

7.           Non-Transferability.

(a)           Optionee shall not sell, transfer, assign, pledge for a loan, margin, hypothecate or exchange the Affected Options or the Option Shares, except pursuant to the laws of descent, for a period of two (2) years from the date of grant.

(b)           Optionee recognizes that the Option Shares received pursuant to this Agreement will be subject to various restrictions on sale and/or transfer, including but not limited to, the restrictions imposed by Rule 144 under the 1933 Act.  Notwithstanding any rights that Optionee may possess under the 1933 Act and any applicable state securities laws, Optionee hereby agrees that he or she shall not be entitled, and the Company shall be under no obligation, to remove the resale restriction from these Affected Options.  Optionee additionally agrees that the Company is under no obligation to remove the resale restriction from any number of Option Shares exceeding ten percent (10%) of the average weekly trading volume in the Company's securities during the ninety (90) days preceding the intended sale.

8.	Miscellaneous.

(a)           Amendment and Restatement; Termination of Other Agreements.  This Agreement constitutes an amendment, modification and restatement of the Original Option Agreement and sets forth the entire understanding of the parties hereto with respect to the Affected Options and Option Shares, and supersedes the Original Option Agreement and all other prior arrangements or understandings among the parties regarding such matters.

(b)           Notices.  Any notices required hereunder shall be deemed to be given upon the earlier of the date when received at, or (i) the third business day after the date when sent by certified or registered mail, (ii) the next business day after the date sent by guaranteed overnight courier, or (iii) the date sent by telecopier or delivered by hand, in each case, to the addresses set forth below:

If to the Company:	Far East Energy Corporation
363 N. Sam Houston Parkway
Suite 380
Houston, TX 77060
Attention: Michael R. McElwrath

With copies to:	Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Attn: W. Crews Lott

If to the Optionee:	Garry Ward
c/o Far East Energy Corporation
363 N. Sam Houston Parkway
Suite 380
Houston, TX 77060

or to such other addresses as the parties may specify in writing.

(c)           Amendments and Waivers.  The provisions of this Agreement may not be amended or terminated unless in a writing signed by the Optionee and the Company.

(d)           Binding Effect.  This Agreement will bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, and personal representatives of the parties hereto.

(e)           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  Venue shall lie only in the State and Federal Courts in and for the County of Harris, Texas as to all disputes arising under this Agreement, and such venue is hereby consented to by the parties hereto.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(g)           Interpretation.  Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to."  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of the Agreement or the interpretation thereof in any respect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed, or have caused this Agreement to be executed, as of the day and year first above written.

FAR EAST ENERGY CORPORATION		OPTIONEE

By:	/s/Michael R. McElwrath	/s/ Garry Ward
Michael R. McElwrath		Garry Ward
Chief Executive Officer

[Signature page to Amended and Restated Nonqualified Stock Option Agreement]

SCHEDULE A

Adjustment of Purchase Price and Number of Shares

1.           Adjustment.  The number and kind of securities purchasable upon the exercise of each Affected Option and the Option Price of such Affected Options shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Reclassification, Consolidation or Merger.  At any time while an Affected Option remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of such Affected Option (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of such Affected Option), (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of such Affected Option), or (iii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefor, execute a new option providing that the holder of such option shall have the right to exercise such new option (upon terms not less favorable to the holder than those then applicable to such option) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of such option, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer.  Such new option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1 of Schedule A.  The provisions of this subsection 1(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

(b)           Subdivision or Combination of Shares.  If the Company at any time while an Affected Option remains outstanding and unexpired, shall subdivide or combine its Capital Stock, the Option Price of such Affected Option shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

(c)           Stock Dividends.  If the Company at any time while an Affected Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Capital Stock, then the Option Price of such Affected Option shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying such Option Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution.  The provisions of this subsection 1(c) shall not apply under any of the circumstances for which an adjustment is provided in subsection 1(a) or 1(b).

(d)           Liquidating Dividends, Etc.  If the Company at any time while an Affected Option is outstanding and unexpired makes a distribution of its assets to the holders of its Capital Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), the holder of such Affected Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Option Price of such Affected Option, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of such Affected Option (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution.  The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

2.           Notice of Adjustments.  Whenever any of the Option Price of an Affected Option or the number of shares of Common Stock purchasable under the terms of such Affected Option at that Option Price shall be adjusted pursuant to Section 1 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Option Price and number of shares of Common Stock purchasable at that Option Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid ) to the registered holder of such Affected Option.

NOTICE OF EXERCISE

(To be signed only upon exercise of Affected Option)

TO:  Far East Energy Corporation

The undersigned, the owner of Affected Option to purchase ___________ shares of Common Stock of Far East Energy Corporation, a Nevada corporation ("Far East"), hereby irrevocably elects to exercise such Affected Option and herewith pays for the shares by giving Far East a personal check or wire transfer in the amount of the Option Price as specified in the Agreement.  The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below.

DATED this ___ day of _____________ 200__.

By:

Instructions for delivery: